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                                                                   EXHIBIT 10.43

                               AMENDMENT NO. 2 TO
                       SETTLEMENT AND GOVERNANCE AGREEMENT

         This Amendment No. 2 to Settlement and Governance Agreement (this "Amendment") dated and effective as of April 10, 2003 is entered into by and between Quanta Services, Inc. ("Quanta") and Aquila, Inc. ("Aquila").

                                    RECITALS

         WHEREAS, Quanta and Aquila have entered into that certain Settlement and Governance Agreement dated as of May 20, 2002, as amended, pursuant to which the parties agreed, among other things, that the board of directors of Quanta shall include an Independent Committee; and

         WHEREAS, Quanta and Aquila desire to amend the Settlement and Governance Agreement (the "Agreement") in the manner set forth in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agrees as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

         2. Amendment. Sections 2.03(a) and (b) of the Agreement are hereby amended and restated in its entirety to read as follows:

                  (a) Outside Directors. Unless and until all of the outstanding Capital Stock of the Company is owned by Stockholder or Stockholder no longer holds any equity of the Company, there will at all times be at least three directors on the Board of Directors who are Independent ("Outside Directors") of both the Company and Stockholder. Stockholder shall perform its obligations under this Article II by voting its Shares, and directing the directors which it is entitled to nominate by virtue of owning the Series A Preferred Stock to act, accordingly.

                  (b) Independent Committee.

                  (i) Unless and until all of the outstanding Capital Stock of the Company is owned by Stockholder or Stockholder no longer holds any equity of the Company, three of the Outside Directors shall constitute a standing Committee of Independent Directors (the "Independent Committee"), which shall act by a majority vote of its members. The members of the Independent Committee shall consist of an Outside Director designated by the Stockholder, an Outside Director designated by the chief executive officer of the Company and a third Outside Director designated by the two foregoing Outside Directors in consultation with the chief

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                        executive officers of the Company and Stockholder. The
                        initial members of the Independent Committee shall be Terrence P. Dunn, James R. Ball and a third Outside Director mutually agreed by Messrs. Dunn and Ball, after consultation with the chief executive officers of the Company and Stockholder.

         3. Documents Otherwise Unchanged. Except as herein provided, the Agreement shall remain unchanged and in full force and effect, and each reference to the Agreement shall be a reference to the Agreement as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

         4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the party hereto and its successors and assigns.

         5. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

                            [signature page follows]

                                      -2-
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         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment
No. 2 to Settlement and Governance Agreement as of the date first written above.

                                 QUANTA SERVICES, INC.

                                 By: /s/ DANA A. GORDON
                                     --------------------------

                                 Name: Dana A. Gordon
                                 Title: Vice President

                                 AQUILA, INC.

                                 By: /s/ KEITH G. STAMM
                                     --------------------------
                                 Name: Keith G. Stamm
                                 Title: Chief Operating Officer